UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 29, 2005

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

     On April 29, 2005, Finisar Corporation (the “Registrant”) entered into a Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) with CyOptics, Inc. (“CyOptics”). Pursuant to the Purchase Agreement, the Registrant issued a convertible promissory note (the “Note”) in the principal amount of $3,750,000 as consideration for the Registrant’s purchase of 24,298,580 shares of CyOptics Series F Preferred Stock.

     The terms of the Note provide for four weekly conversions of equal portions of the outstanding principal of the Note into shares of the Registrant’s common stock, commencing upon the effectiveness of a registration statement filed to cover the resales of such shares by CyOptics.

     The number of shares to be issued upon each conversion is determined by dividing the amount converted by the average closing bid price of our common stock for either (i) the four trading days immediately prior to the conversion, or (ii) the trading day prior to the conversion, as selected by the holder of the Note. Because the number of shares to be issued is based upon the market price of the Registrant’s common stock, the Registrant is unable to determine the exact number of shares that may be issued pursuant to the Note.

     The issuance of the Note and the shares of the Company’s common stock issuable upon conversion thereof were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

     (a) Financial Statements. Not applicable.

     (b) Pro Forma Financial Information. Not applicable.

     (c) Exhibits.

99	Convertible Promissory Note dated April 29, 2005, issued by Finisar Corporation to CyOptics, Inc., with a principal amount of $3,750,000 (filed as Exhibit 4.7 to a Registration Statement on Form S-3, filed with the Commission on May 18, 2005 (File No. 333-125034), and incorporated herein by this reference).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2005

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary